UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 12, 2011

PROVECTUS PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in charter)

Nevada	0-9410	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931
(Address of Principal Executive Offices)

(866) 594-5999
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 23, 2010, Provectus Pharmaceuticals, Inc., a Nevada corporation (the “Company”), received a comment letter from the staff of the U.S. Securities and Exchange Commission (the "SEC") related to the Company's Form 10-K for the year ended December 31, 2009, and the Company's Form 10-Q for the quarterly period ended September 30, 2010. One of the SEC's comments requests the Company's analysis of whether certain warrants issued in March 2010 and April 2010 should be classified as liabilities pursuant to Accounting Standards Codification 815-40-15 "Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock" ("ASC 815") and subsequent changes in fair value recorded in earnings. The comment further requests the Company to provide the model used to value the warrants.

The warrants that are the subject of the SEC's comment include warrants to purchase 5,291,654 shares of the Company's common stock issued in March 2010 and warrants to purchase 1,350,000 shares of the Company's common stock issued in April 2010 (collectively, the "Warrants").  The Warrants have an exercise price of $1.00 per share and expire five years after their issuance.  The Warrants contain certain anti-dilution provisions pursuant to which future issuances or deemed issuances of the Company's common stock without consideration or for consideration per share less than the applicable exercise price in effect immediately prior to such issue, will result in the exercise price of the Warrants being reduced to the consideration per share received by the Company for such deemed issue. The Company classified the Warrants as equity in the applicable quarterly reports.

The Company is in the process of responding to the SEC's comment. Management has determined that the Warrants should be classified as liabilities in accordance with ASC 815 due to the anti-dilution provisions contained in the Warrants, but has not yet quantified the impact of this change in classification to determine if it is material.  The Company intends to reflect the necessary adjustment in the fourth quarter of 2010, but may be required to restate its quarterly reports on Form 10-Q for the quarterly periods ending March 31, June 30, and September 30, 2010 depending on the materiality of the required adjustment.

The application of ASC 815 to the Warrants will not impact the Company’s overall cash position or the Company's cash-based expense for any of the quarterly periods previously reported. The application of ASC 815 to the Warrants will result in an increase in liabilities to reflect the value of the Warrants, with a corresponding decrease in additional paid-in capital, an increase in dividends reported on the related preferred stock and an increase or decrease in the Company’s net loss for changes in the value of the Warrants between reporting periods.

  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 12, 2011
PROVECTUS PHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Peter R. Culpepper
Chief Financial Officer and Chief Operating Officer